Filed by Citigroup Inc.
pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934
Subject Company: Citigroup Inc.

Commission File No. 1-9924

Additional Information About Citi Proposal to Exchange Common Stock for Existing Preferred Stock and Trust Preferred Securities
     On February 27, 2009, Citi announced that it will offer to exchange shares of its common stock for approximately $15 billion aggregate liquidation value of publicly held preferred stock and trust preferred securities at exchange factors to be announced. Additional information about the terms of the exchange offers is provided below.
Publicly Held Preferred Stock
     Citi will offer to acquire any and all issued and outstanding depositary shares representing shares of its Series F, Series AA, Series T and Series E preferred stock. Subject to the terms and conditions of the exchange offers and assuming 100% participation by holders of depositary shares representing these series of preferred stock, Citi will accept for purchase approximately $14.92 billion aggregate liquidation value of preferred stock, which would leave approximately $80 million in aggregate liquidation value available to accept trust preferred securities for purchase as described below.
     The following table shows, with respect to each series of preferred stock, the aggregate liquidation value outstanding, the liquidation value per depositary share, the applicable exchange factor and the number of shares of common stock that Citi will offer per depositary share representing preferred stock.

					Number of Shares
		Aggregate	Liquidation Value	Exchange Factor	of Common Stock
		Liquidation Value	Per Depositary	(as a percentage of	Offered Per
CUSIP	Title of Securities	Outstanding	Share	Liquidation Value)	Depositary Share[1]
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769
172967ER8	8.400% Fixed Rate/Floating Rate Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769
172967598	6.5% Non-Cumulative Convertible Preferred Stock, Series T	$3,168,700,000	$50	85%	13.0769
Publicly Held Enhanced-T ruPS ® and TruPS ®
     Citi will offer to acquire an aggregate liquidation value of publicly held E-TruPS® and TruPS® of approximately $15 billion, less the aggregate liquidation value of all depositary shares representing preferred stock accepted for purchase in the exchange offers. We refer to this amount as the “Remaining Amount.” The Remaining Amount will be equal to at least $80 million and will be higher in the event that less than all of the $14.92 billion aggregate liquidation value of issued and outstanding preferred stock is tendered and accepted in the exchange offers.
     Because the aggregate liquidation value of E-TruPS® and TruPS® that Citi will accept for purchase in the exchange offers is limited to the Remaining Amount, Citi has assigned each series of E-TruPS® and TruPS® an Acceptance Priority Level (with Acceptance Priority Level 1 being the highest). Subject to the terms and conditions of the exchange offers, Citi will apply the Remaining Amount to accept for purchase all E-TruPS® or TruPS® with a higher Acceptance Priority Level before accepting any E-TruPS® or TruPS® with a lower Acceptance Priority Level. If Citi is unable to purchase all E-TruPS® or TruPS® with the same Acceptance Priority Level without exceeding the Remaining Amount, then Citi will purchase only a pro rata portion of the E-TruPS® or TruPS® with that Acceptance Priority Level. Citi will not purchase any E-TruPS® or TruPS® from a series with an Acceptance Priority Level that is lower than a series that has been subject to prorationing.

[1]	Number of shares of common stock offered per depositary share calculated by multiplying (a) the liquidation value per depositary share by (b) the Exchange Factor, and dividing this amount by $3.25, the price at which Citi is valuing the common stock to be issued in the exchange offers.
March 2, 2009

     The following table shows, with respect to each series of E-TruPS® or TruPS®, the Acceptance Priority Level (in order from highest to lowest), the aggregate liquidation value outstanding, the liquidation value per E-TruPS® or TruPS®, the applicable exchange factor and the number of shares of common stock that Citi will offer per E-TruPS® or TruPS®.

				Aggregate	Liquidation	Exchange Factor	Number of Shares
Acceptance				Liquidation	Value Per E-	(as a percentage	of Common Stock
Priority				Value	TruPS®	of	Offered Per E-
Level	CUSIP	Title of Securities	Issuer	Outstanding	or TruPS®	Liquidation Value)	TruPS ® or TruPS ®2
1	173094AA1	8.300% E-TruPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769
2	173085200	7.875% E-TruPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TruPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TruPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TruPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TruPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TruPS®	Citigroup Capital XVII	1,100,000,000	$25	95%	7.30769
8	172988AB3	6.829% E-TruPS	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615[3]
9	1730FHAA6	7.625% TruPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769
10	17306N203	7.125% TruPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TruPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.10% TruPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.00% TruPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.00% TruPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769
Additional Terms of the Exchange Offers
The exchange offers have not yet commenced. Consummation of each exchange offer will be subject to the satisfaction, or waiver by us, at or prior to the expiration of the exchange offers, of a number of conditions. We will describe additional terms of the exchange offers, including the conditions, in a prospectus and related exchange offer materials that we will file with the Securities and Exchange Commission. In no event will Citi accept for purchase any depositary shares representing preferred stock or trust preferred securities to the extent that doing so would require Citi to issue a number of shares of common stock in excess of its currently authorized share capital. Citi will continue to pay distributions on the E-TruPS® and TruPS® at the current rates. Citi is offering to acquire a limited number of E-TruPS® and TruPS®, and as a result, holders of E-TruPS® and TruPS® may be subject to prorationing as described above. In connection with the transactions, Citi will suspend dividends on its preferred stock. Citi is offering to acquire any and all depositary shares representing preferred stock, and holders of these shares will not be subject to prorationing.

[2]	Number of shares of common stock offered per TruPS® or E-TruPS®calculated by multiplying (a) the liquidation value per TruPS® or E-TruPS®by (b) the Exchange Factor, and dividing this amount by $3.25, the price at which Citi is valuing the common stock to be issued in the exchange offers.

[3]	U.S. dollar equivalent values for the 6.829% E-TruPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318 on February 27, 2009.

In connection with the proposed exchange offers, Citi will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and a tender offer statement on Schedule TO that will contain a prospectus and related exchange offer materials. Citi will mail the prospectus to the holders of depositary shares representing its series of convertible and non-convertible public preferred stock and E-TruPs and TruPs that may be eligible to participate in the exchange offers. Holders of depositary shares representing these series of preferred stock, and E-TruPs and TruPs are urged to read the prospectus and related exchange offer materials when they become available because they will contain important information. You may obtain a free copy of the prospectus and related exchange offer materials (when available) that Citi will file with the SEC at the SEC’s website at www.sec.gov. The prospectus and related exchange offer materials (when they become available) may also be obtained for free by accessing Citi’s website at www.citigroup.com and clicking on the link for “Investors” and then clicking on the link for “All SEC Filings” or by contacting Citigroup at the following address or telephone number: Citigroup Document Services, 540 Crosspoint Parkway, Getzville, NY 14068, or within the United States, at +1-877-936-2737 or outside the United States, at +1-716-730-8055, or by e-mailing a request to docserve@citigroup.com.